                                                                     EXHIBIT 22


                     SUBSIDIARIES OF NORSTAN, INC.

                                                           Percentage of
                                       State of            Voting Securities
Name                                  Incorporation        Owned by the Company
----                                  -------------        --------------------
Norstan Communications, Inc.           Minnesota                   100%

Norstan Financial Services, Inc.       Minnesota                   100%

Norstan Canada Inc.                    Minnesota                   100%

Norstan Network Services, Inc.         Minnesota                   100%

Connect Computer Company               Minnesota                   100%

Norstan International, Inc.            Minnesota                   100%

Norstan Network Services, Inc.
  of New Hampshire                     New Hampshire               100%

Norstan Information Systems,  Inc.     Minnesota                   100%

Summit Gear, Inc.                      Minnesota                   100%


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